ASSISTANT SECRETARY’S CERTIFICATE

I, Paul Leone, solely in my capacity as Assistant Secretary of Texas Capital Funds Trust, a Delaware statutory trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved by written consent by the Board of Trustees of the Trusts on July 27, 2023:

RESOLVED, that the use of the Power of Attorney executed by the Trustees and certain officers of the Trust appointing Paul Leone as attorney-in-fact for the purpose of signing and filing on behalf of the Trust its registration statements and any amendments thereto under the Securities Act of 1933 and the Investment Company Act of 1940 with the SEC is hereby authorized and approved, and the attorney in-fact is hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney.

IN WITNESS WHEREOF, I hereunto subscribe my name this 28th day of July, 2023.

/s/ Paul Leone
Paul Leone Assistant Secretary